                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             BUCKEYE PARTNERS, L.P.


                  The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of Buckeye Partners, L.P. (the "Partnership") pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware does hereby certify as follows:

         FIRST: The name of the limited partnership is Buckeye Partners, L.P.

         SECOND: The Amended and Restated Certificate of Limited Partnership (the "Certificate") was filed in the Office of the Secretary of State of Delaware on February 4, 1998.

         THIRD: The previous general partner of the Partnership, Buckeye Management Company, having transfered its interest in the Partnership to a successor general partner, Buckeye Pipe Line Company, hereby amends and restates
Section 4 of the Certificate in its entirety to read as follows:

                           General Partner. The name and the business address of
                  the sole general partner of the Partnership is: Buckeye Pipe Line Company, a Delaware corporation, 3900 Hamilton Boulevard, Allentown, Pennsylvania 18103.

                  IN WITNESS WHEREOF, the undersigned General Partner has duly executed this Certificate of Amendment to Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.



                               BUCKEYE PIPE LINE COMPANY,
                                  a Delaware Corporation, as sole General
                                  Partner



                               By:   /s/ Steven C. Ramsey
                                   ------------------------------------
                                      Name:  Steven C. Ramsey
                                      Title:    Senior Vice President, Finance
                                      and Chief Financial Officer